AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 24, 1996
                                           Registration No. __________
======================================================================
                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549
                             _____________
                               FORM S-3
        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                   _________________________________
                         COLUMBUS ENERGY CORP.
        (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              COLORADO                            84-0891713
  (State or other jurisdiction of              (I.R.S. Employer
  incorporation or organization)              Identification No.)

                          1660 LINCOLN STREET
                              SUITE 2400
                      DENVER, COLORADO 80264-1901
                            (303) 861-5252
     (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                  ___________________________________
                         HARRY TRUEBLOOD, JR.
                          1660 LINCOLN STREET
                              SUITE 2400
                      DENVER, COLORADO 80264-1901
                            (303) 861-5252
  (Name, address, including zip code, and telephone number, including area code, of agent for service)
                  ___________________________________

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:  From
      time to time after the effective date of this Registration
         Statement as determined by the Selling Shareholders.
                  ___________________________________

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

                    CALCULATION OF REGISTRATION FEE
====================================================================================================================

  TITLE OF EACH CLASS                          PROPOSED MAXIMUM    PROPOSED MAXIMUM
     OF SECURITIES           AMOUNT TO BE       OFFERING PRICE    AGGREGATE OFFERING       AMOUNT OF
   TO BE REGISTERED           REGISTERED         PER SHARE<F1>         PRICE<F1>        REGISTRATION FEE
- --------------------------------------------------------------------------------------------------------------------
     COMMON STOCK,              368,072
    $.20 PAR VALUE              Shares               $6.75            $2,484,486            $856.72
====================================================================================================================

<F1> Estimated solely for purposes of determining the registration fee in accordance with Rule 457(c); based upon the average of the high and low prices of the Registrant's Common Stock, as reported by the American Stock
     Exchange, on April 22, 1996.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH
DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL
THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY
STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME
EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF
1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON
SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY
DETERMINE.
======================================================================
                         COLUMBUS ENERGY CORP.
         Cross Reference Sheet Required by Item 1. of Form S-3
       showing location in Prospectus of Information Required by
                           Items of Form S-3

               Item in Form S-3                                Location
           -----------------------                         ----------------
Item 1.   Forepart of the Registration            Facing Page of Registration Statement
          Statement and Outside Front             Cross Reference Sheet
          Cover Page of Prospectus                Outside Front Cover Page of Prospectus

Item 2.   Inside Front and Outside                Inside Front and Outside Back Cover
          Back Cover Pages of                     Pages; Available Information;
          Prospectus                              Incorporation of Certain Documents
                                                  by Reference; Table of Contents

Item 3.   Summary Information, Risk               Risk Factors; The Company
          Factors and Ratio of Earnings
          to Fixed Charges

Item 4.   Use of Proceeds                         Not Applicable

Item 5.   Determination of Offering               Not Applicable
          Price

Item 6.   Dilution                                Not Applicable

Item 7.   Selling Security Holders                Outside Front Cover Page of
                                                  Prospectus; Selling Shareholders

Item 8.   Plan of Distribution                    Outside Front Cover Page of
                                                  Prospectus; Plan of Distribution

Item 9.   Description of Securities               Description of Capital Stock
          to be Registered

Item 10.  Interest of Named Experts               Experts
          and Counsel

Item 11.  Information with Respect to             Outside Front Cover Page of
          the Registrant                          Prospectus; The Company

Item 12.  Incorporation of Certain                Incorporation of Certain Documents by
          Information by Reference                Reference

Item 13.  Disclosure of Commission                Not Applicable
          Position on Indemnification
          for Securities Act Liabilities

Item 14.  Other Expenses of Issuance              Other Expenses of Issuance and
          and Distribution                        Distribution

Item 15.  Indemnification of Directors            Indemnification of Directors
          and Officers                            and Officers

Item 16.  Exhibits                                Exhibits

Item 17.  Undertakings                            Undertakings
/TABLE

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

            SUBJECT TO COMPLETION, DATED ____________, 1996

PROSPECTUS
- ----------
                            368,072 SHARES
                         COLUMBUS ENERGY CORP.
                             COMMON STOCK
                           ($.20 PAR VALUE)
                            _______________

          This Prospectus relates to 368,072 shares (the "Shares") of Common Stock, $.20 par value per share (the "Common Stock"), of Columbus Energy Corp. ("Columbus" or the "Company"), to be offered and sold from time to time by certain stockholders (the "Selling Shareholders") referred to in this Prospectus. The Company has been advised that the Shares may be sold through underwriters or dealers, through brokers or other agents, or directly to one or more purchasers, at market prices prevailing at the time of sale or at prices otherwise negotiated. To the extent required, the number of Shares to be sold, the purchase price, the name of any broker-dealer, and any applicable commissions, discounts or other items constituting compensation to such broker-dealers with respect to a particular offering will be set forth in a supplement or supplements to this Prospectus (each, a "Prospectus Supplement"). The aggregate proceeds to the Selling Shareholders from the sale of the Shares so offered will be the purchase price of the Shares sold less the aggregate commissions, discounts and other compensation, if any, paid to broker-dealers and other expenses of the offering and sale of the Shares. See "Plan of Distribution." The Company knows of no selling arrangement between any broker-dealer and the Selling Shareholders. The Company will not receive any of the proceeds from the sale of the Shares but will bear all of the expenses thereof. See "Plan of Distribution."

          The shares of the Company's Common Stock are listed on the American Stock Exchange and the Pacific Stock Exchange under the symbol EGY. On ________, 1996 the closing sale price of the Common Stock as reported on the American Stock Exchange was $_____ per share.

          The Selling Shareholders and any broker-dealers that participate with the Selling Shareholders in the distribution of any of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, and any discount or commission received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under such Act. See "Plan of Distribution."
                         ____________________

THE SECURITIES OFFERED BY THIS PROSPECTUS INVOLVE A HIGH DEGREE OF
RISK.
                      SEE "RISK FACTORS," PAGE 3.
                         ____________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR ANY PROSPECTUS
SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                         ____________________

                          _____________, 1996
                         AVAILABLE INFORMATION

          The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the United States Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed with the Commission by the Company can be inspected and copied at the public reference facilities of the Commission, at its public office, Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 and at:
500 West Madison, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10006, at prescribed rates. In addition, material filed by the Company can be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006-1881, and at the offices of the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94106.

          The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Shares. This Prospectus does not include all of the information set forth in the Registration Statement, certain parts of which are omitted, as permitted by the rules and regulations of the Commission. For further information pertaining to the Shares, reference is made to the Registration Statement. The Registration Statement, including any amendments, schedules and exhibits filed or incorporated by reference as a part thereof, is available for inspection and copying as set forth above. Statements contained in this Prospectus or in any document incorporated herein by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, and each such statement shall be deemed qualified in its entirety by such reference.


            INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents heretofore filed by the Company with the Commission pursuant to the Exchange Act, are hereby incorporated by reference:

               1. The Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1995; and

               2.   The Company's Quarterly Report on Form
          10-Q for the quarter ended February 29, 1996.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Shares described in this Prospectus shall be deemed to be incorporated in and made a part of this Prospectus by reference from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein

modifies or supersedes such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Written or telephone requests should be directed to Columbus Energy Corp., 1660 Lincoln Street, Suite 2400, Denver, Colorado 80264-1901,
Attention:  H. C. Gutjahr, Secretary, (303) 861-5252.


                             RISK FACTORS

          THE SECURITIES OFFERED BY THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. EACH PROSPECTIVE PURCHASER OF THE SHARES OFFERED
HEREBY SHOULD CAREFULLY READ THE ENTIRE PROSPECTUS BUT SHOULD GIVE SPECIAL CONSIDERATION TO THE RISK FACTORS DESCRIBED BELOW.

FLUCTUATION IN PRICES OF OIL AND NATURAL GAS

          The Company's revenues and earnings are dependent to a large degree on prevailing prices for oil and gas. For the past twenty years, oil and gas prices have been volatile and are likely to continue to be so in the future. Currently, approximately 55% to 60% of the Company's revenues are derived from the production and sale of gas, which in turn causes cash flow and net earnings to be more affected by the volatility of gas prices than oil prices.

          The Company currently hedges its crude oil and natural gas prices for a portion of its production. The Company's natural gas and crude oil swaps are considered financial instruments with off-balance sheet risk. These were acquired in the normal course of business to reduce its exposure to fluctuations in the price of crude oil and natural gas. Those instruments involve, to varying degrees, elements of market and credit risk in excess of the amount recognized in the balance sheets. As of February 29, 1996, calculated as of April 8, 1996, the Company had 1996 natural gas and crude oil swaps with a notional value of approximately $3,463,000 and a market value of approximately $2,910,000. The market value will change constantly during the remaining term of the contracts and may result in a loss or possibly even a gain for the Company over that period. These swaps are primarily seen as "insurance" against significant downside price fluctuations because losses which occur when future prices are above the swap level are mitigated somewhat by higher prices actually received in the field for the equivalent volume.

POSSIBLE CURTAILMENT OF GAS PRODUCTION DUE TO MARKET CONDITIONS

          Should low spot market prices for natural gas reoccur, the Company may consider it prudent where it is the operator, and where other working interest owners agree, to curtail sales from certain wells for a limited period of time so as to retain its reserves for a period when anticipated better

prices are available. This would have the effect of reducing current period revenues and earnings and increasing future revenues and earnings.

DRILLING RISKS

          The Company's oil and gas operations are subject to all of the business risks typically associated with drilling for oil and gas. These risks often include the expenditure of large amounts of money for identification and acquisition of prospective leasehold acreage with no assurance that oil and gas will be found in commercial quantities when the acreage is drilled.

OPERATING HAZARDS AND UNINSURED RISKS

          The oil and gas business involves a variety of operating risks, including fire, explosion, pipe failure, casing collapse, abnormally pressured formations, and environmental hazards such as oil spills, gas leaks, and discharges of toxic gases. The occurrence of any of these events with respect to any property operated or owned (in whole or in part) by the Company could have a material adverse effect on the Company's financial condition. The Company and the operators of its properties maintain insurance in accordance with customary industry practices and in amounts that management believes to be reasonable. However, insurance coverage is not always economically feasible and cannot always be obtained in amounts sufficient to cover all types of operational risks. The occurrence of a significant event that is not fully insured could have a material adverse effect on the Company's financial condition.

COMPETITION

          The oil and gas industry is highly competitive. The Company competes with others for property acquisitions and for opportunities to explore or to jointly develop and produce oil and gas. The Company's competitors include major oil companies and other independent oil and gas concerns, as well as individual producers and operators. Many of these competitors have substantially greater financial and other resources than the Company.

POTENTIAL ADVERSE IMPACT OF ENVIRONMENTAL AND OTHER GOVERNMENTAL
REGULATION

          Oil and gas operations are subject to various Federal, State and local regulations, including environmental laws. To date, the Company has not had to expend significant resources in order to satisfy environmental laws and regulations presently in effect. However compliance costs under any new laws and regulations that might be enacted could become material. Additional matters subject to governmental regulation include land tenure, royalties and production rates.

UNCERTAINTY OF ESTIMATES OF OIL AND GAS RESERVES AND FUTURE NET
REVENUES

          Information incorporated by reference into this Prospectus contains estimates of the Company's oil and gas reserves and the discounted future net revenues from those reserves, as prepared by independent petroleum engineers for the years 1993, 1994 and 1995. There are numerous uncertainties inherent in estimating quantities of proved oil and gas reserves, including many factors beyond the control of the Company. Such estimates are based on several assumptions that the

Commission requires public oil and gas companies to use, including, for example, constant oil and gas prices. Such estimates are inherently imprecise indications of future net revenues. Actual future production, revenues, taxes, operating expenses, development expenditures and quantities of recoverable oil and gas reserves might vary substantially from those estimates and assumptions. Any significant variance in these assumptions could materially affect the estimated quantity and value of reserves set forth in the 1995 Annual Report. In addition, the Company's reserves might be subject to revision based upon future production, results of future exploitation and development, prevailing oil and gas prices and other factors.

DIVIDENDS

          Columbus does not at this time plan to pay cash dividends on its Common Stock, since it intends to use its available cash to expand its business.


                              THE COMPANY

          Columbus was incorporated under the laws of the State of Colorado on October 7, 1982. Columbus engages in the production and sale of crude oil, condensate and natural gas, as well as the acquisition and development of leaseholds and other interests in oil and gas properties, and also acts as manager and operator of oil and gas properties for itself and others. It also engages in the business of compression, transmission and marketing of natural gas through its wholly owned subsidiary, Columbus Gas Services, Inc. ("CGSI").

          The Company's principal office is located at 1660 Lincoln Street, Suite 2400, Denver, Colorado 80264 and its telephone number is
(303) 861-5252.


                         SELLING SHAREHOLDERS

          The Selling Shareholders, whose names appear in the following table, are all officers and directors or immediate family members of directors. Except for Mr. Garrett, each Selling Shareholder has held the position (or had the family relationship) set forth below his or her name in the following table for at least the past three years. Mr. Garrett served as Controller of the Company from August 1992 to May, 1993, when he was elected Treasurer.

          The following table sets forth: (i) the names and position of each Selling Shareholder; (ii) the number of shares of Common Stock owned by them; (iii) the number of shares underlying stock options held by them; (iv) the number of shares to be offered by them; and (v) the number of shares and percentage of class to be owned by them after completion of the Offering. None of the Selling Shareholders has had any position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates, other than as described below.


                                                                                                      PERCENT
                                                                                                      OF CLASS
                                                                                    NUMBER OF          AFTER
                                                                  NUMBER OF       SHARES TO BE       COMPLETION
                                                NUMBER OF          SHARES          OWNED UPON          OF THE
                                              SHARES OWNED,    OFFERED IN THIS    COMPLETION OF     OFFERING (IF
         NAME AND POSITION                    UNDER OPTION        OFFERING        THIS OFFERING     MORE THAN 1%)
====================================================================================================================
Harry A. Trueblood, Jr. - Chairman of the
Board, Executive Officer, and Director         851,686<F1>       205,267<F1>         646,419            20.5

Clarence H. Brown
Executive Vice President and Director           44,008<F2>        42,360<F2>           1,648            nil

Michael M. Logan
Vice President
Corporate Development                           25,051<F3>        22,731<F3>           2,320            nil

Ronald H. Beck
Vice President                                  23,773<F4>        21,574<F4>           2,199            nil

Harold C. Gutjahr
Corporate Secretary                             17,538             2,538              15,000            nil

James P. Garrett
Treasurer                                       27,765<F5>        25,572<F5>           2,193            nil

J. Samuel Butler
Director                                         6,639             3,819               2,820            nil

Jerol M. Sonosky
Director                                         7,544             4,724               2,820            nil

Donald W. Ringsby
Director                                        18,971            16,151               2,820            nil

Karen Ringsby
Wife of director                                16,940            16,940                 -0-            nil

William H. Blount, Jr.
Director                                         3,216               396               2,820            nil
                                         ---------------------------------------------------------
                                             1,043,131           362,072             681,059
                                         =========================================================

<F1> Includes 95,400 shares under stock options, exercisable at $5.25 per share.

<F2> Includes 42,360 shares under stock options, 19,360 exercisable at $8.4195 per share, 11,000 at
     $8.4659 per share and 12,000 at $7.9375 per share.

<F3> Includes 21,024 shares under stock options, 8,000 at $7.9375 per share, and 13,024 at $6.625 per share.

<F4> Includes 21,024 shares under stock options, 8,000 at $7.9375 per share, 13,024 at $6.625 per share.

<F5> Includes 25,568 shares under stock options 4,840 exercisable at $4.3388 per share, 7,260 at $8.4195 per share, 5,500 at $8.4659 per share, 968 at $5.8885 per share and 7,000 at $7.9375.

          In addition to the shares listed above, an additional 6,000 shares are being registered, which shares will be offered by approximately nine officers and directors who are deemed affiliates of the Company and who may acquire shares under the Company's 1993
Employee Stock Purchase

Plan. Since none of the shares are presently outstanding, the names and the amounts of shares they will offer will be added by a Post
Effective Amendment to this Prospectus.


                         PLAN OF DISTRIBUTION

          All of the Shares offered hereby are being sold by the Selling Shareholders. The Company will not receive any of the proceeds from the sale of the Shares.

          The Company has been advised that the Shares may be sold from time to time by the Selling Shareholders, or by any pledgee or other successor in interest to the Selling Shareholders, in regular brokerage transactions on a national securities exchange or in the over-the-counter market, in transactions directly with market makers, in privately negotiated transactions, or through a combination of such methods at fixed prices (which may be changed), at market prices prevailing at the time of sale, or at negotiated prices.

          The Selling Shareholders, or any pledgee or other successor in interest, may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders, any pledgee or other successor in interest, or the purchasers of Shares for whom such broker-dealers may act as agent, or to whom they sell as principal, or both (which compensation, as to a particular broker-dealer, may be in excess of customary commissions).The Selling Shareholders and any such underwriters, dealers or agents that participate in the distribution of the Shares may be deemed to be underwriters within the meaning of the Securities Act, and any profit on the sale of the Shares by them and any discounts, commissions or concessions received by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriters, dealers and agents may engage in transactions with, and perform services for, the Company.

          Any Shares offered hereby which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that rule rather than pursuant to any of the foregoing means of distribution.

          At the time a particular offer of Shares is made by the Selling Shareholders or any pledgee or other permitted assignee or other successor in interest, to the extent required, a Prospectus Supplement will be distributed which will set forth the aggregate number of Shares being offered, and the terms of the offering, including the public offering price thereof, the name or names of any permitted assignee or other successor in interest, the name or names of any underwriters, dealer or agents, any underwriting discounts, commissions and other items constituting compensation from, and the resulting net proceeds to, the Selling Shareholders or any permitted assignee or other successor in interest, any discounts, commissions or concessions allowed or reallowed or paid to dealers and, if applicable, the purchase price to be paid by any underwriter for the Shares purchased from the Selling Shareholders or any permitted assignee or other successor in interest.

          Certain expenses in connection with the distribution of the Shares, including fees and expenses of the Company's counsel and accountants, filing fees and printing expenses, will be borne by the Company. Each Selling Shareholder will bear his or her own legal and accounting expenses, if any, as well as all transfer taxes, discounts, concessions, commissions or other compensation received by broker-dealers.


                     DESCRIPTION OF CAPITAL STOCK

          The Company is authorized to issue 20,000,000 shares of Common Stock and up to 5,000,000 shares of Preferred Stock, no par value ("Preferred Stock"). The following summary of certain provisions of the Company's Amended and Restated Articles of Incorporation and Bylaws does not purport to be complete and is subject to, and qualified in its entirety by reference to, all provisions of such Amended and Restated Articles of Incorporation and Bylaws, copies of which are filed as exhibits to this Registration Statement.

COMMON STOCK

          Each share of Common Stock has one vote Subject to the preferential rights of holders of any then outstanding Preferred Stock, the holders of Common Stock are entitled to receive dividends when and as declared by the Board of Directors out of funds legally available for such payment. Holders of Common Stock have no preemptive rights to purchase additional shares. Subject to the preferential rights of holders of any then outstanding Preferred Stock, the holders of Common Stock are entitled to share ratably in the assets of the Company available for distribution to stockholders in the event of the Company's liquidation, dissolution or winding up.

          The holders of Common Stock have no cumulative voting rights in the election of directors. The Company's Amended and Restated Articles of Incorporation also provides that the Board of Directors be divided into two classes of approximately equal size, with one class to be elected for a two-year term at each annual meeting of shareholders.

PREFERRED STOCK

          The Preferred Stock is issuable, from time to time, in one or more series, with such designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors. All shares of any one series of the Preferred Stock are required to be identical in every particular and all series are required to rank equally and be identical in all respects, except insofar as they may vary with respect to matters which the Board is expressly authorized by the Company's Amended and Restated Articles of Incorporation to determine in the resolution or resolutions providing for the issue of any series of the Preferred Stock. No assurance can be given that the terms of any series of Preferred Stock will not materially limit or qualify the rights of the holders of Common Stock. No shares of Preferred Stock have been issued.

                               LEGALITY

          Sherman & Howard L.L.C., 633 17th St., #3000, Denver,
Colorado 80202 has issued an opinion with respect to the Legality of the issuance of the Shares being offered pursuant to this Prospectus.


                                EXPERTS

          The consolidated balance sheets of Columbus Energy Corp. and subsidiaries as of November 30, 1995 and 1994, and the consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended November 30, 1995, included in the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1995, are incorporated by reference in this Prospectus and have been incorporated herein in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of said firm as experts in accounting and auditing.

          The results of the study and report by Reed Ferrill &
Associates, independent petroleum engineers and consultants, of the Company's reserves and a separate report on the reserves of the properties located in the Berry Cox field in Texas prepared by Huddleston & Co., Inc., another outside consulting firm, appear in the Company's 1995 Form 10-K, are incorporated by reference in this Prospectus and have been incorporated herein in reliance on the authority of such firms as experts in petroleum engineering.

                         ____________________










          This Prospectus contains information concerning the Company and its Common Stock, but does not contain all of the information set forth in the Registration Statement and the Exhibits relating thereto, which the Company has filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933, and to which reference is hereby made.

                         ____________________


                           TABLE OF CONTENTS                      Page
                                                                  ----

AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . 2

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE. . . . . . . . . . . 2

RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

THE COMPANY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

SELLING SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . 5

PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . . . . 7

DESCRIPTION OF CAPITAL STOCK . . . . . . . . . . . . . . . . . . . . 8

LEGALITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

          No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus or the Prospectus Supplement and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus or the Prospectus Supplement does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer, or in any jurisdiction where such solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so. Neither the delivery of this Prospectus or the Prospectus Supplement nor any sale made hereunder shall, under any circumstances, create any implication that the information contained or incorporated by reference herein is correct as of any time subsequent to its date or that there has been no change in the affairs of the Company since such date.

                                PART II

                INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          Filing Fee . . . . . . . . . . . .         $856.72
          Blue Sky Fees. . . . . . . . . . .          - 0 -
          Legal Fees . . . . . . . . . . . .        3,000.00
          Accounting Fees. . . . . . . . . .        3,000.00
          Transfer Agent Fees. . . . . . . .          500.00
          Mailing and Miscellaneous. . . . .        1,000.00
                                                   =========

          TOTAL                                    $8,356.72
                                                   =========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 7-109-102 of the Colorado Business Corporation Act (the "Act") provides, generally, that a corporation may indemnify a person made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (a "Proceeding"), because the person is or was a director of the corporation or an individual who, while serving as a director of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee or fiduciary or agent of another corporation or other entity or of any employee benefit plan (a "Director"), against any obligation incurred with respect to a Proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in the Proceeding if he conducted himself in good faith and he reasonably believed, in the case of conduct in an official capacity with the corporation, his conduct was in the corporation's best interests and, in all other cases, his conduct was at least not opposed to the corporation's best interest and, with respect to any criminal proceedings, he had no reasonable cause to believe that his conduct was unlawful; provided, however, a corporation may not indemnify a Director in connection with any Proceeding by or in the right of the corporation in which the Director was adjudged liable to the corporation or, in connection with any other Proceeding charging the Director derived an improper personal benefit, whether or not involving actions in an official capacity, in which Proceeding the Director was judged liable on the basis that he derived an improper personal benefit. Any indemnification permitted in connection with a Proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with such Proceeding.
Under Section 7-109-107 of the Act, unless otherwise provided in the Articles of Incorporation, a corporation may indemnify an officer, employee, fiduciary, or agent of the corporation to the same extent as to a Director and may indemnify an officer, employee, fiduciary, or agent who is not a Director to a greater extent, if not inconsistent with public policy and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.

     Section 7-108-402 of the Act provides, generally, that the Articles of Incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; except that any such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in Section 7-108-403, or (iv) any transaction from which a director directly or indirectly derived an improper personal benefit. Such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date on which such provision becomes effective.

     Article VI of the Company's Amended and Restated Articles of
Incorporation (the "Articles"), provides as follows:

          1. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability
               (i) for any breach of the director's loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 7-5-114 of the Colorado Corporation Code, or (iv) for any transaction from which the director derived any improper personal benefit. If the Colorado Corporation Code is amended after approval by the stockholders of this article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Colorado Corporation Code, as amended.

                    Any repeal or modification of the foregoing
               paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

          2.        A.   Right to Indemnification.  Each person
               who
                         ------------------------
               was or is made a party or is threatened to be made a party to or is otherwise involved any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged

               action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Colorado Corporation Code, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement), reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs or personal representative; provided, however, that except as provided in subparagraph B. hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this paragraph shall be a contract right.

                    B.   Right of Indemnitee to Bring Suit.  If a
                         ---------------------------------
               claim under subparagraph A of this paragraph is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In
               (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met the applicable standard of conduct set forth in the Colorado Corporation Code, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover

               such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Colorado Corporation Code. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Colorado Corporation Code, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this paragraph or otherwise shall be on the Corporation.

                    C.   Non-Exclusivity of Rights.  The rights
               to
                         -------------------------
               indemnification and to the advancement of expenses conferred in this paragraph shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors and does not restrict the Corporation's right to limit the personal liability of a director to the Corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director, or any other acts which are consistent with the provisions of the Colorado Corporation Code as the same exists or may hereafter be amended.


     The Company has entered into indemnification agreements with each person who is a director of the Company (each director, an "indemnitee"). The indemnification agreements provide for indemnification against any and all damages, judgments, settlements and costs, costs of investigation and costs of defense of legal actions, claims, or proceedings and appeals therefrom and costs of attachment or similar bonds which indemnitee becomes legally obligated to pay because of any claim or claims made against indemnitee because of any act or omission or neglect or breach of duty, including any actual or alleged error misstatement or misleading statement, which he commits or suffers while acting in his capacity as a director of the Company or of certain subsidiaries of the Company and solely because of his being a director; and for the advancement or reimbursement of

reasonable expenses (including attorneys' fees) if the indemnitee furnishes the Company a written affirmation of his good faith belief he has met the standard of conduct permitting indemnification under applicable law, the director furnishes the Company a written undertaking to repay the advance if it is determined he did not meet such standard of conduct, and the Company determines that the facts then known to those making the determination will not preclude indemnification under Colorado law provided that the Company shall not have determined that the director would not be permitted to be so indemnified under applicable law.

     In addition, the indemnification agreement provides that if the Company determines that the director is not permitted to be indemnified, the director is not required to reimburse the Company until a final judicial determination is made with respect thereto as to which all rights of appeal therefrom have been exhausted or lapsed and the Company is not obligated to indemnify or advance any additional amounts to the director (unless there has been a determination by a court of competent jurisdiction that the director would be permitted to be so indemnified under applicable law). The indemnification agreements also entitle the director to be paid the expense of prosecuting a claim against a company to collect an indemnity claim or advancement of expenses from the Company. The Company is not liable to make any payment under the indemnification agreement (i) to the extent payment is actually made to the director under an insurance policy; (ii) to the extent the director is entitled to indemnity and/or payment under an insurance policy; (iii) to the extent the director is indemnified by the Company otherwise than pursuant to the indemnification agreement; (iv) to the extent such indemnity is prohibited under Colorado law, the Amended and Restated Articles of Incorporation or other applicable law; (v) for an accounting of profits made from the purchase or sale by the director of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law or common law; or (vi) if a court holds that such payment is prohibited by applicable law or is against public policy.

     The Company may purchase liability insurance policies covering its directors and officers.






ITEM 16.  EXHIBITS

(a)  Exhibits:

          The following exhibits are filed herewith, except those exhibits marked with an asterisk which are incorporated herein by reference as stated in the description:

Exhibit No.
- -----------

*4(a) Amended and Restated Articles of Incorporation (Exhibit 3(a) to Registration Statement No. 33-17885). Exhibit "a" to Form 10-Q dated July 13, 1990 and Exhibit 3(1)(a) to Form 8-K dated May 11, 1995).
*4(b)     Amended By-Laws (Exhibit to Form 8-K dated February 16,
          1995).
  5       Opinion of Sherman & Howard L.L.C.
*10(a) Amended and Restated Credit Agreement dated as of July 1, 1992 between Columbus Energy Corp. and Norwest Bank Denver, National Association (Exhibit 10(a) to Form 10-Q dated August 31, 1993 and Exhibits 10(a) and (b) to Form 8-K dated April 28, 1993 and Exhibit 10(a) to Form 10-Q dated May 31,
          1994).
*10(b) Fifth Amendment of Credit Agreement dated as of December 13, 1994 between Columbus Energy Corp. and Norwest Bank Denver, National Association (Exhibit 10(b) to Form 10-K dated November 30, 1994).
*10(c) Sixth Amendment to Credit Agreement dated as of January 5, 1996 between Columbus Energy Corp. and Norwest Bank Denver, National Association (Exhibit 10(c) to Form 10-K dated November 30, 1995).
*10(d) Deferred Compensation Plan adopted effective May 1, 1986 for officers of the Registrant (Exhibit 10(a) to Registration Statement No. 33-17885).
*10(e) 1993 Stock Purchase Plan (Exhibit 29 to Registration Statement No. 33-63336.)
*10(f)    1995 Stock Option Plan (Exhibit 10(k) to Form 8-K dated
          May 11, 1995).
*10(g) 1985 Stock Option Plan (Exhibit 10(g) to Registration Statement No. 33-17885).
*10(f) 1985 Stock Option Plan, Amendment No. 2 dated November 7, 1991 (Exhibit 10(h) to Form 10-K for fiscal year ended November 30, 1991).
*10(i) Separation Pay Policy adopted December 1, 1990 for officers and employees and as amended February 17, 1992 (Exhibit 10(i) to Form 10-K dated November 30, 1991).
*10(j) Form of Indemnity Agreements with directors (Exhibit 10(k) to Registration Statement No. 33-46394).
 23(a)    Consent of Coopers & Lybrand L.L.P.
 23(b)    Consent of Reed W. Ferrill & Associates, Inc.
 23(c)    Consent of Huddleston & Co., Inc.
 23(d)    Consent of Sherman & Howard L.L.C. (included in Exhibit 5)
____________________

  * Incorporated by reference to document(s) described in parentheses.

ITEM 17.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a Post-Effective Amendment to this Registration Statement:

               (i)  To include any Prospectus required by Section
     10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent Post-Effective Amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          2. That, for the purpose of determining any liability under the Securities Act of 1933, each such Post-Effective Amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3.   To remove from registration by means of a Post-
     Effective Amendment any of the securities being registered which remain unsold at the termination of the offering.

          4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and

Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.








                              SIGNATURES
                              ----------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City and County of Denver, State of Colorado on the 24th day of April, 1996.

                              COLUMBUS ENERGY CORP.


                              By:  Harry A. Trueblood, Jr.
                                   -----------------------------------
                                   Harry A. Trueblood, Jr.
                                   Chairman of the Board, President
                                   and Chief Executive Officer
ATTEST:

H. C. Gutjahr
- ----------------------------
H. C. Gutjahr, Secretary

(SEAL)



                           POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harry A. Trueblood, Jr. and H.
C. Gutjahr, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                          TITLE               DATE
- ---------                          -----               ----

     Principal Executive Officer
     ---------------------------

Harry A. Trueblood, Jr.            Chairman of the
- -----------------------------      Board
Harry A. Trueblood, Jr.                                April 24, 1996

     Principal Financial and Accounting Officer
     ------------------------------------------

Ronald H. Beck                     Vice President      April 24, 1996
- ----------------------------
Ronald H. Beck

     Majority of Board of Directors
     ------------------------------

J. S. Butler                       Director            April 24, 1996
- -----------------------------

W. H. Blount, Jr.                  Director            April 24, 1996
- -----------------------------

Jerol Sonosky                      Director            April 24, 1996
- -----------------------------

Harry A. Trueblood, Jr.            Director            April 24, 1996
- -----------------------------



                           INDEX TO EXHIBITS


Exhibit No.
- -----------

*4(a) Amended and Restated Articles of Incorporation (Exhibit 3(a) to Registration Statement No. 33-17885. Exhibit "a" to Form 10-Q dated July 13, 1990 and Exhibit 3(1)(a) to Form 8-K dated May 11, 1995).
*4(b)     Amended By-Laws (Exhibit to Form 8-K dated February 16,
          1995).
  5       Opinion of Sherman & Howard L.L.C.
*10(a) Amended and Restated Credit Agreement dated as of July 1, 1992 between Columbus Energy Corp. and Norwest Bank Denver, National Association (Exhibit 10(a) to Form 10-Q dated August 31, 1993 and Exhibits 10(a) and (b) to Form 8-K dated April 28, 1993 and Exhibit 10(a) to Form 10-Q dated May 31,
          1994).
*10(b) Fifth Amendment of Credit Agreement dated as of December 13, 1994 between Columbus Energy Corp. and Norwest Bank Denver, National Association (Exhibit 10(b) to Form 10-K dated November 30, 1994).
*10(c) Sixth Amendment to Credit Agreement dated as of January 5, 1996 between Columbus Energy Corp. and Norwest Bank Denver, National Association (Exhibit 10(c) to Form 10-K dated November 30, 1995).
*10(d) Deferred Compensation Plan adopted effective May 1, 1986 for officers of the Registrant (Exhibit 10(a) to Registration Statement No. 33-17885).
*10(e) 1993 Stock Purchase Plan (Exhibit 29 to Registration Statement No. 33-63336.)
*10(f)    1995 Stock Option Plan (Exhibit 10(k) to Form 8-K dated
          May 11, 1995).
*10(g) 1985 Stock Option Plan (Exhibit 10(g) to Registration Statement No. 33-17885).
*10(h) 1985 Stock Option Plan, Amendment No. 2 dated November 7, 1991 (Exhibit 10(h) to Form 10-K for fiscal year ended November 30, 1991).
*10(i) Separation Pay Policy adopted December 1, 1990 for officers and employees and as amended February 17, 1992 (Exhibit 10(i) to Form 10-K dated November 30, 1991).
*10(j) Form of Indemnity Agreements with directors (Exhibit 10(k) to Registration Statement No. 33-46394).
 23(a)    Consent of Coopers & Lybrand L.L.P.
 23(b)    Consent of Reed W. Ferrill & Associates, Inc.
 23(c)    Consent of Huddleston & Co., Inc.
 23(d)    Consent of Sherman & Howard L.L.C. (included in Exhibit 5)
____________________

  * Incorporated by reference to document(s) described in parentheses.